CONSENT OF DIRECTORS IN LIEU OF MEETING
SUNSTOCK, INC.
Oct. 12, 2013

The undersigned, being all the directors of Sunstock, Inc. (formerly Sandgate Acquisition Corporation), a Delaware corporation (the "Corporation"), hereby consent to the taking of the following action in lieu of meeting and hereby waive any notice required to be given in connection therewith:

ISSUANCE OF COMMON SHARES

WHEREAS, as of the date hereof, the Corporation has authorized capitalization of 20,000,000 shares of undesignated preferred stock and 100,000,000 shares of common stock.

WHEREAS, the Corporation desires to issue shares of its common stock to new investors.

NOW THEREFORE BE IT

RESOLVED, that the Corporation issue 4,200,000 shares of common stock of the Corporation at the issuance price of $96,243.65 per share to Jason C. Chang.
(Investor name)

RESOLVED, that these shares of common stock be issued at this discounted price in consideration for in consider for the purpose of controlling of the company.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first indicated hereinabove.

Jason C. Chang

Dr. Ramnik S. Clair